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Exhibit 99.1

Corporate Office Properties Trust

Certification by the Chief Executive Officer
Relating to a Periodic Report Containing Financial Statements

        I, Clay W. Hamlin, III, Chief Executive Officer of Corporate Office Properties Trust, a Maryland real estate investment trust (the "Company"), hereby certify, based on my knowledge, that:

        (1) The Company's periodic report on Form 10-Q for the period ended September 30, 2002 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

        (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

        *        *        *

/s/ CLAY W. HAMLIN, III Clay W. Hamlin, III Chief Executive Officer
Date:	November 13, 2002

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  Exhibit 99.1
Corporate Office Properties Trust Certification by the Chief Executive Officer Relating to a Periodic Report Containing Financial Statements